Exhibit 2.8

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

LYONS BANCORP, INC.

Under Section 805 of the Business Corporation Law

The undersigned being the President of LYONS BANCORP, INC., pursuant to Section 805 of the New York Business Corporation Law, does hereby certify as follows:

1.       The name of the corporation is LYONS BANCORP, INC. (the “Corporation”).

2.       The Certificate of Incorporation of the corporation was filed by the Department of State on April 15, 1987.

3.       The certificate of Incorporation, as now in full force and effect, is amended as authorized by Section 801 of the New York Business Corporation Law to increase the number of authorized shares of the corporation from 5,000,000 common shares, having a par value of $.50 per share, to 7,500,000 common shares, having a par value of $.50 per share. To accomplish foregoing amendment:

A.	Paragraph 4.A. of the Certificate of Incorporation, as heretofore amended, shall be deleted in its entirety and is hereby amended to read in its entirety as follows:

“A.       The total number of shares which the corporation shall have authority to issue is 7,505,000 shares which shall consist of 7,500,000 common shares, par value $.50 per share, (the “Common Stock”) and 5,000 preferred shares, having a par value °of $.50 per Share (the “Preferred Stock”). The Preferred Stock shall have a stated value of $1,000 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) (the “Staled Value”).

4.       The foregoing amendment of the Certificate of Incorporation was duly authorized by the affirmative vote of the Board of Directors of the corporation followed by the affirmative vote of the holders of a majority of the outstanding common shares of the corporation entitled to vote thereon at a meeting of shareholders duly called and held on May 16, 2018.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment in the name and on behalf of Lyons Bancorp, Inc., on the 17th day of May 2018, and does affirm, under the penalties of perjury, that the statements contained herein have been examined and are true, correct and complete.

LYONS BANCORP, INC.

By:	/s/ Robert A. Schick
Robert A. Schick, President

UNI-37

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

LYONS BANCORP, INC.

UNDER SECTION 805 OF THE

BUSINESS CORPORATION LAW

STATE OF NEW YORK

DEPARTMENT OF STATE

FILED	MAY 29 2018
TAX $
BY:	[ILLEGIBLE]

WOODS OVIATT GILMAN LLP

700 CROSSROADS BUILDING

2 STATESTREET

ROCHESTER, NEW YORK 14614

Cust Ref     LYONS 77518